UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 12, 2014

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

25 West Easy Street, #306, Simi Valley, CA 93065
Address of principal executive offices

Registrant's telephone number: (805) 530-2574

4101 Whiteside Street, Los Angeles, CA 90063
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2014, On June 12, 2014, Drinks Americas Holdings, Ltd. (the “Company”) entered into a Judgment Purchase Agreement (the "JPA") with IBC Funds LLC (the "Seller"), pursuant to which the Company bought from the Seller all right, title, and interest in and to the judgments against the Company and J. Patrick Kenny, held by the Seller.

Background

On June 18, 2009, St. George Investments, LLC, an Illinois limited liability company (“St. George”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Company, pursuant to which the Company issued to St. George a debenture with a face amount of $4,000,000 (the “Debenture”), together with a personal guaranty by J. Patrick Kenny (the “Guaranty”) for a portion of the face amount of the Debenture.

On August 1, 2013, the United States District Court, Northern District of Illinois, Eastern Division (the “Court”), Civil No. 1:13-cv-01867, awarded a default judgment to St. George against the Company (the “DKAM Judgment”) and against J. Patrick Kenny (the “Kenny Judgment,” and together with the DKAM Judgment, the “Judgments”), in connection with DKAM’s default on the Debenture and J. Patrick Kenny’s default on the Guaranty.

Pursuant to a Judgment Purchase Agreement dated November 22, 2013, the Seller bought from St. George all right, title, and interest in and to the Judgments pursuant to the terms of an Assignment of Default Judgment.  On June 12, 2014, Seller sold and assigned to the Company all of the Seller's right, title, and interest in and to the Judgments.

The Judgment Purchase Agreement

The executed JPA provides that Seller sold and assigned to the Company all of the Seller's right, title, and interest in and to the Judgments in consideration for the Company's promise to pay the Seller the aggregate sum of $320,000.00 in accordance with a payment schedule included in the JPA.

The foregoing information is a summary of the JPA.  As such, it is not complete, and is qualified in its entirety by reference to the full text of the JPA, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the JPA for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03	Creation of a Direct Financial Obligation

Item 3.02	Unregistered Sales of Equity Securities

On June 12, 2014, the Company issued a convertible unsecured promissory note (the "Note") to an accredited investor (the “Investor”) in the aggregate principal amount of $50,000.  The Note accrues interest at 8% per annum.  The Note matures December 12, 2014.

The Note is convertible, at the option of the holder, into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price equal to the greater of (i) the par value of Common Stock or (ii) 35% of the lowest trading price of Common Stock for the 24 months preceding their original issuance dates, which correspond to the dates on which the respective portion of the Aggregate Purchase Price was received by the Company.  However, in the event of a default under the Note, the Note will be convertible at a 75% discount to the average of the three lowest trading prices of the ten trading days prior to such conversion.  In no event may the Note be converted at a conversion price below the par value of Common Stock.

The Note was offered and sold to an accredited investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.

The foregoing information is a summary of the Note.  As such, it is not complete, and is qualified in its entirety by reference to the full text of the Note, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Note for a complete understanding of the terms and conditions associated with this transaction.

Item 8.01	Other Events.

Issued and Outstanding Stock

As of June 18, 2014, the Company had 409,610,992 shares of Common Stock issued and outstanding.

Address and Phone Number

The Company's address has changed to 25 West Easy Street, #306, Simi Valley, CA 93065.  The Company's phone number has changed to (805) 530-2574.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Judgment Purchase Agreement

99.2	$50,000 Convertible Promissory Note

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2014

DRINKS AMERICAS HOLDINGS, LTD.

/s/ Timothy Owens
Timothy Owens, Chief Executive Officer